EXHIBIT 10.7
                                                                    ------------

[LOGO]

                               P&R FASTENERS, INC.
                     A QS 9000/ISO 9002 REGISTERED COMPANY

                                  MAIN OFFICE
                 325 PIERCE STREET - SOMERSET, NEW JERSEY 08873
www.prfast.com                TEL: 908 754-6100      E-Mail: specials@prfast.com
                        FAX: 908 754-0333 o 732 302-3636


                                             April 25, 2002

Mr. George Sager                                          Tel: 908 754-2253 x546
Able Laboratories                                         Fax: 908 561-4179
5 Hollywood Court
So. Plainfield, NJ  07080

Dear George:

Re: Lease Agreement        Tenant:  Able Laboratories
                           Landlord:  Benjamin S. Marguiles/Susan G. Marguiles
                                      Marco LLC - So. Plainfield

The following summarizes the revised terms and conditions that will be included in the lease which will be prepared:

1. Premises: Approx. 12,700 sq. ft. of warehouse and office space located at 5 Hollywood Court, So. Plainfield--as shown on Attachment #1.

2. Rental Period: 3 years commencing on or about June 15, 2002, with an option to extend the lease for 3 years from end of lease period.

3. Rental Rate:
   A. Initial lease period:    Years 1 & 2 - $5.50/sq.ft.
                               Year      3 - $6.00/sq.ft

   B. Option Period: The rent will be adjusted for the option period based on the following CPI formula:
      $6.00/sq.ft. X (CPI for NY/NJ area for last month of the 3 year lease/CPI for NY/NJ area for first month of lease period.)

   C. Landlord's operating expenses: In addition to the base rent, Able Laboratories shall pay the landlord its prorated share of the landlord's operating expenses, i.e., taxes, sewer and water charges, other governmental charges, and casualty insurance premiums.

4. Taxes, Utilities, etc. -- All costs to be paid by Able Laboratories.

5. Building Renovations -- Each renovation will be paid for by Able Laboratories and must meet the required governmental codes. In addition, Able will submit plans for each renovation for the landlord's written approval. It is understood that Able intends to make the following renovations:
  A. Construct a dividing wall between its 12,700 sq.ft. and the remainder of the building.
  B. Provide separate service meters for gas and electric.
  C. Install roof HVAC systems to heat and air condition the entire area.
  D. Remove the P&R warehouse racks, and band and palletize them for removal by P&R. Replace them with other racks for Able use.
  E. Possibly install bathroom facilities within the leased 12,700 sq.ft.

The landlord will have the option to have Able restore the building to its original condition at Able's expense at the end of the lease.

Able must also provide evidence of liability insurance for any work undertaken by them.

6. Able will use the facilities primarily for the storage and shipping of finished goods. Able will be permitted to use the facilities for the manufacture of their normal production items, as long as their process and materials do not exceed the "diminimus" volumes for ISRA regulated materials. Able will submit plans for any products to be manufactured for the Landlord's written approval.

7. Regulated Substances -- Able shall comply with all applicable federal, state and local environmental laws, ordinances, rules and regulations, and shall obtain and comply with any and all permits required thereunder.

8. ISRA Compliance -- The tenant shall, if, as and when appropriate and necessary, at tenant's own cost and expense, comply with the Industrial Site Recovery Act.

9. The landlord will provide 11 assigned parking spaces for use of Able Laboratories.

10. Security Deposit/First Month's rental -- Upon acceptance of this letter, Able Laboratories shall pay the landlord a security deposit of $11,641.66 and the first month's rental of $5,820.82.

11. Upon signing of this letter and payment of the Security deposit and the first month's rental, Able shall be given access to the property for commencement of the renovation plans.

As I mentioned, I will be out of the country until Wednesday, May 1, 2002. You can contact Phil Vesuvio or Brian Margulies before then if you wish to finalize and "get moving".

          Regards,

                                             /s/ Benjamin S. Margulies
                                             -------------------------
                                             Benjamin S. Margulies




                                             /s/ Benjamin S. Margulies
                                             -------------------------
                                             Benjamin S. Margulies


                                             /s/ George H. Sager
                                             -------------------------
                                             Able Laboratories, Inc.



                                         By:

                                            Name:   George H. Sager
                                                    -------------------------
                                            Title:  Controller
                                                    -------------------------